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                                   EXHIBIT 21
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                              LIST OF SUBSIDIARIES
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
                           Name                                              State of Incorporation
                           ----                                              ----------------------
             The State Bank and Trust Company                                         Ohio
               The Peoples Banking Company                                            Ohio
            The Citizens Savings Bank Company                                         Ohio
            The First National Bank of Ottawa                              Nationally Chartered Bank
            Reliance Financial Services, N.A.                          Nationally Chartered Trust Company
                 Rurban Mortgage Company                                              Ohio
              Rurban Life Insurance Company                                         Arizona
               Rurbanc Data Services, Inc.                                            Ohio